Exhibit 5.1

September 19, 2025

To:	CLEARMIND MEDICINE INC.

101 – 1220 West 6th Avenue
Vancouver, British Columbia V6H1A5

RE:	Clearmind Medicine Inc. – Registration Statement on Form F-1

Dear Sirs/Mesdames:

We have acted as counsel to Clearmind Medicine Inc., a corporation existing under the laws of the Province of British Columbia, Canada (the “Corporation”) in connection with the registration pursuant to a registration statement, as amended (the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) of up to 17,016,694 common shares of the Corporation consisting of (i) 46,453 common shares of the Corporation that were issued to certain Selling Shareholders as equity award grants outside of the Corporation’s Omnibus Stock Award Plan (the “Award Shares”) and (ii) 16,970,241 common shares of the Corporation issued or issuable upon conversion of convertible notes (the “Convertible Notes”), issued or issuable by the Corporation to certain of the Selling Shareholders, pursuant to the securities purchase agreements, dated September 17, 2025 by and between the Corporation and certain of the Selling Shareholders (the “Securities Purchase Agreements”) (the “Conversion Shares” and together with the Award Shares, the “Shares”)), each as further described in the Registration Statement. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

Examinations

As counsel to the Corporation, we have reviewed the Registration Statement.

We have considered such questions of law, have examined such corporate records of the Corporation, certificates of public officials, certificates of officers of the Corporation and other instruments, and have made such other investigations as we have considered necessary in order to give the opinions expressed below, including, without limitation, the following (collectively, the “Corporate Documents”):

(a)	a Certificate of Good Standing issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated September 17, 2025;

(b)	the certificate of incorporation, articles and by-laws of the Corporation (the “Articles”);

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(c)	certain resolutions of the Corporation’s directors; and

(d)	a certificate of an officer of the Corporation dated September 19, 2025 verifying certain factual matters (the “Officer’s Certificate”).

In addition, in connection herewith, we have examined the originals, photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) a copy of the form of the Convertible Notes; (ii) the Securities Purchase Agreements and (iii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Corporation as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

Assumptions and Limitations

We have assumed:

1.	(i) the genuineness of all signatures; (ii) the legal capacity of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; and (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies;

2.	that the Articles will be in full force and effect on closing of the transactions contemplated by the Securities Purchase Agreements; and

3.	that there will not have occurred any change in law affecting the validity of the issuance of the Shares; and

4.	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officer’s Certificate, are complete, true and accurate.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressee or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.

To the extent the Officer’s Certificate and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.

We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Shares or their issue, other than as specified in the Registration Statement and Corporate Documents.

Notwithstanding the foregoing and our opinions below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the transactions contemplated by the Registration Statement.

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Reliance

In rendering our opinions herein, insofar as such opinions relate to questions of fact, we have relied upon the Officer’s Certificate.

We are solicitors qualified to practice law in the Province of Ontario (the “Province”). By virtue of the National Mobility Agreement, the Law Society Act (Ontario), the Legal Profession Act (Alberta) and the Legal Profession Act (British Columbia), we are also entitled to provide the opinion below as it relates to laws of the Provinces of Alberta and British Columbia (together with Ontario collectively, the “Jurisdictions”), respectively. We confirm that we have complied with terms and conditions in the National Mobility Agreement and are qualified to give such opinion as it relates to the laws of the Provinces of Alberta and British Columbia, respectively. Other than as indicated above, we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province and the laws of Canada applicable therein in effect on the date hereof.

Opinions

1.	Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the (i) Award Shares are duly and validly issued, fully paid and non-assessable and (ii) Conversion Shares have been duly authorized and, when the Convertible Notes are converted by the Selling Shareholders pursuant to the terms thereof , the Conversion Shares issuable at that time by the Corporation to the Selling Shareholders will be validly issued, fully paid and non-assessable.

2.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

The above opinions are rendered solely to the persons to whom they are addressed in connection with the above transaction, and may not be used, circulated, quoted from or otherwise referred to for any other purpose and may not be relied upon by any other person without our express prior written consent.

Yours truly,

/s/ Daniel N. Bloch,

Barrister & Solicitor

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